Exhibit 3.4
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VGTEL, INC.

Under Section 805 of the Business Corporation Law

FIRST:                      The name of the corporation is:   VGTEL, INC.

If the name of the corporation has been changed, the name under which it was formed is: TRIBEKA TEK, INC.

SECOND:	The certificate of incorporation was filed by the Department of State on:
February 05, 2002.

THIRD:	The amendment effected by this certificate of amendment is as follows:

Adding an eighth paragraph to the Certificate of Incorporation relating to the shareholders consent is hereby amended to to read as follows:

“EIGHTH:
Except as otherwise provided by statute, any action that might have been taken by a vote of the shareholders at a meeting thereof may be taken with the written consent of such of the shareholders who would have been entitled to vote upon such action if a meeting were held as have not less than the minimum percentage of the total vote required by statute, this Certificate of Incorporation, or the By-laws of the corporation, as may be applicable, for the proposed corporate action; provided that prompt notice shall be given to all shareholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained.”

FOURTH:	The certificate of amendment was authorized by:

The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/Mimi Sanik
Mimi Sanik, Authorized Person

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VGTEL, INC.

Under Section 805 of the Business Corporation Law

Filed by:
Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, New York 10952
Cust. Ref.#411594

DRAWDOWN ACCOUNT #HD

OF STATE

DIVISION OF CORPORATIONS AND STATE RECORDS                                                                                                           ALBANY, NY 12231-0001
FILING RECEIPT

ENTITY NAME:                                VGTEL, INC.

DOCUMENT TYPE:  AMENDMENT  (DOMESTIC BUSINESS)                                                                                                           COUNTY:  KINGS
PROVISIONS

FILED:  02/24/2011 DURATION *************CASH 110224000390 FILM# 110224000355

FILER

VCORP SERVICES LLC
25 ROBERT PITT DRIVE
SUITE 204
MONSEY, NY 10952

ADDRESS FOR PROCESS

REGISTERED AGENT:

SERVICE COMPANY:  VCORP SERVICES LLC             SERVICE CODE HD

FEES                                210.00                                                                PAYMENT 210
FILING                         60.00
CERT                                 0.00
COPIES                        0.00
HANDLING                  150.00

411594                                                                DOS-1025  (04/2007)